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                                                                     EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT





                 ACQUISITION OF THE e-DIAGNOSTICS INFRASTRUCTURE


                                       OF





                             KLA-TENCOR CORPORATION


                                       BY





                             BROOKS AUTOMATION, INC.








                              DATED: JUNE 26, 2001



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                                TABLE OF CONTENTS


1.          DEFINITIONS..............................................  1

2.          PURCHASE AND SALE OF ASSETS..............................  7
   2.1      PURCHASED ASSETS.........................................  7
   2.2      EXCLUDED ASSETS..........................................  8
   2.3      ASSUMPTION OF LIABILITIES................................  8
   2.4      RETAINED LIABILITIES.....................................  9
   2.5      TIME AND PLACE OF CLOSING................................  9
   2.6      TAXES; DOCUMENTS OF ASSIGNMENT..........................  10
   2.7      OTHER DOCUMENTS; FURTHER ASSURANCES.....................  10

3.          AGGREGATE CONSIDERATION.................................  11
   3.1      AGGREGATE CONSIDERATION AND PAYMENT.....................  11
   3.2      ALLOCATION OF AGGREGATE CONSIDERATION...................  12

4.          REPRESENTATIONS AND WARRANTIES OF SELLERS...............  12
   4.1      ORGANIZATIONS AND QUALIFICATIONS........................  12
   4.2      AUTHORITY; NO CONFLICT..................................  12
   4.3      INVESTMENT..............................................  13
   4.4      [RESERVED]..............................................  14
   4.5      NO UNDISCLOSED LIABILITIES..............................  14
   4.6      NO MATERIAL ADVERSE CHANGE..............................  14
   4.7      TAXES...................................................  14
   4.8      ACCOUNTS RECEIVABLE.....................................  15
   4.9      TITLE TO PROPERTIES; ENCUMBRANCES.......................  15
   4.10     COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS.......  16
   4.11     LEGAL PROCEEDINGS.......................................  16
   4.12     CONTRACTS; NO DEFAULTS..................................  16
   4.13     EMPLOYEES...............................................  17
   4.14     EMPLOYEE BENEFITS.......................................  17
   4.15     LABOR RELATIONS.........................................  18
   4.16     INTELLECTUAL PROPERTY...................................  19
   4.17     RELATIONSHIPS WITH RELATED PERSONS......................  20
   4.18     BROKERS OR FINDERS......................................  21
   4.19     CUSTOMER RELATIONSHIPS..................................  21
   4.20     SUPPLIERS; RAW MATERIALS CONTRACTORS....................  21
   4.21     PRODUCT WARRANTIES; PRODUCT LIABILITY...................  21
   4.22     VIRUSES.................................................  22
   4.23     DISABLING CODES.........................................  22
   4.24     SUFFICIENCY.............................................  22
   4.25     DISCLOSURE..............................................  22
   4.26     DISCLAIMER..............................................  23

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5.          REPRESENTATIONS AND WARRANTIES OF BUYER.................  23
   5.1      ORGANIZATION AND GOOD STANDING..........................  23
   5.2      AUTHORITY; NO CONFLICT..................................  23
   5.3      CAPITALIZATION; PURCHASE SHARES.........................  24
   5.4      FILINGS WITH THE COMMISSION.............................  24
   5.5      LEGAL PROCEEDINGS.......................................  25
   5.6      BROKERS OR FINDERS......................................  25
   5.7      DISCLOSURE..............................................  25
   5.8      MATERIAL ADVERSE CHANGE.................................  25

6.          COVENANTS...............................................  25
   6.1      ACCESS TO INFORMATION...................................  26
   6.2      CERTAIN FILINGS.........................................  26
   6.3      LICENSE FROM SELLER.....................................  26
   6.4      LICENSE TO SELLER.......................................  27
   6.5      NON-COMPETE.............................................  27
   6.6      NO HIRE.................................................  28

7.          ADDITIONAL COVENANTS OF BUYER...........................  28
   7.1      REGISTRATION............................................  28
   7.2      EMPLOYMENT OFFERS.......................................  32
   7.3      NASDAQ NATIONAL MARKET LISTING..........................  32

8.          CONDITIONS TO OBLIGATIONS OF BUYER......................  32
   8.1      REPRESENTATIONS AND WARRANTIES..........................  32
   8.2      PERFORMANCE OF COVENANTS................................  32
   8.3      UPDATE CERTIFICATE......................................  32
   8.4      NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY.........  32
   8.5      APPROVALS AND CONSENTS..................................  33
   8.6      OPINION OF COUNSEL......................................  33
   8.7      OEM AGREEMENT...........................................  33
   8.8      TRANSITIONAL SERVICES AGREEMENT.........................  33
   8.9      NONSOLICITATION AND PROPRIETARY INFORMATION AGREEMENTS..  33
   8.10     SECRETARY'S CERTIFICATE.................................  33

9.          CONDITIONS TO OBLIGATIONS OF THE SELLERS................  34
   9.1      REPRESENTATIONS AND WARRANTIES..........................  34
   9.2      PERFORMANCE OF COVENANTS................................  34
   9.3      UPDATE CERTIFICATE......................................  34
   9.4      NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY.........  34
   9.5      OPINION OF COUNSEL......................................  34
   9.6      OEM AGREEMENT...........................................  34
   9.7      TRANSITION SERVICES AGREEMENT...........................  34
   9.8      SECRETARY'S CERTIFICATE.................................  35

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10.         SURVIVAL OF REPRESENTATIONS/INDEMNIFICATION.............  35
   10.1     SURVIVAL OF REPRESENTATION..............................  35
   10.2     INDEMNIFICATION BY SELLERS..............................  35
   10.3     INDEMNIFICATION BY BUYER................................  37
   10.4     DEFENSE OF THIRD PARTY ACTIONS..........................  38
   10.5     PAYMENT OF INDEMNIFICATION..............................  39

11.         GENERAL PROVISIONS......................................  39
   11.1     EXPENSES................................................  39
   11.2     NOTICES.................................................  39
   11.3     ADDITIONAL REMEDIES.....................................  40
   11.4     FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE...  40
   11.5     ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS......  41
   11.6     SEVERABILITY............................................  41
   11.7     GOVERNING LAW...........................................  41
   11.8     COUNTERPARTS............................................  41
   11.9     ENTIRE AGREEMENT AND MODIFICATION.......................  42

SCHEDULE LIST

     Schedule 3.2

EXHIBIT LIST

     A     Earn-Out Schedule
     B     Royalty Schedule
     C     Bill of Sale
     D     Form of Patent Assignment
     E     Form of Trademark Assignment
     F     Form of Assignment and Assumption Agreement
     G     Mutual Nondisclosure Agreement
     H     Schedule of Seller No Hire
     I     Schedule of Buyer No Hire
     J     Form of Employment Offer
     K     Opinion of Seller's Counsel
     L     Form of OEM Agreement
     M     Form of Transitional Services Agreement
     N     Form of Nonsolicitation and Proprietary Information Agreement
     O     Opinion of Buyer's Counsel


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                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT ("AGREEMENT") entered into as of June 26, 2001 by and among Brooks Automation, Inc., a Delaware corporation ("BUYER"), KLA-Tencor Corporation, a Delaware corporation ("KT") and KLA-Tencor Technologies, Corporation, a California corporation and a wholly-owned subsidiary of KT ("KTT" and, together with KT, collectively, the "SELLERS").

                                    RECITALS

         WHEREAS, the Buyer is prepared to purchase and Sellers are prepared to sell certain assets and license certain intellectual property to Buyer subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "ACQUIRED CONTRACT" - as defined in Section 2.1(c).

         "ADDITIONAL PURCHASE SHARES" - as defined in Section 3.1(b).

         "AGREEMENT" - this Agreement, including the Schedules, the Disclosure Schedules and Exhibits hereto.

         "AGGREGATE CONSIDERATION" - as defined in Section 3.1(a).

         "ANCILLARY AGREEMENTS" - the OEM Agreement, Transitional Services Agreement, Bill of Sale, Patent Application Assignment Agreement, Trademark Assignment Agreement and iSupport Trademark License Agreement.

         "ASSUMED LIABILITIES" - as defined in Section 2.3.

         "BUYER" - Brooks Automation, Inc.

         "BUYER COMMON STOCK" - the Common Stock, $0.01 par value per share, of Buyer.

         "BUYER'S INDEMNIFIED PERSONS" - the Buyer, its subsidiary and affiliated corporations, their respective directors, officers, employees, controlling persons and agents.

         "BUYER SEC REPORTS" - as defined in Section 5.4(a).

         "BUYER THRESHOLD" - as defined in Section 10.2(b)(ii).

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         "CHANGE OF CONTROL" - the acquisition of the company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the company), unless the company's stockholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity; or a sale of all or substantially all of the assets of the company.

         "CLAIM" - as defined in Section 10.4.

         "CLOSING" - as defined in Section 2.5.

         "CLOSING DATE" - as defined in Section 2.5.

         "CODE" - the Internal Revenue Code of 1986, as amended, or any successor law.

         "CONTRACT" - any agreement, contract, obligation, promise, commitment or undertaking whether written or oral and whether express or implied.

         "COPYRIGHTS" - all copyrights in both published works and unpublished works, including training manuals, marketing and promotional materials, internal reports, business plans and any other expressions, mask works and software and videos, whether registered or unregistered, and all registrations or applications in connection therewith.

         "DGCL" - the Delaware General Corporation Law, as amended.

         "DISCLOSURE SCHEDULE" - as defined in Section 4.

         "EARN-OUT PAYMENTS" - as defined in Section 3.1(a)(iv).

         "E-DIAGNOSTICS INFRASTRUCTURE" -The functionality performed by the combination of assets and Intellectual Property (including, without limitation, the software code, database structures, tool information tracking database, market requirement documents, e-diagnostics product definition documents, e-diagnostics design documents, training documents and materials, user manuals, installation and integration procedures, quality assurance systems and confidential know-how) used for the deployment and implementation of KT's electronic diagnostic system for tools in semiconductor fabs (as a component of KT's iSupport program) as of the date hereof and intended to provide (but may not currently provide) the following functionality: (i) connectivity management of manufacturing equipment to fab intranet and extranet for e-diagnostic applications; (ii) network and data security management for e-diagnostic applications; (iii) monitoring of manufacturing equipment and alarm generation for e-diagnostic applications; and (iv) data collection, analysis and reporting for e-diagnostic applications. Notwithstanding anything contained in this document to the contrary, e-Diagnostics Infrastructure does not include the Retained e-Diagnostics Business.

         "EMPLOYEE BENEFIT PLAN" - as defined in Section 4.14.

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         "EMPLOYEE SCHEDULE" - as defined in Section 4.13(a).

         "ENCUMBRANCE" - any mortgage, levy, deed of trust, charge, claim, lease, community property interest, equitable interest, lien, option, hypothecation, pledge, covenant, condition, security interest, transfer restriction under any stockholder or similar agreement, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership; and the verb "Encumber" shall be construed accordingly.

         "ERISA" - the Employee Retirement Income Security Act of 1974, as amended, or any successor law.

         "EXCHANGE ACT" - the Securities Exchange Act of 1934, as amended, or any successor law.

         "EXCLUDED ASSETS" - as defined in Section 2.2.

         "FORMULA DATE" - the date on which an event occurs that would give rise to a payment hereunder (e.g., the Closing Date with respect to the Purchase Shares, the date that is thirteen (13) months from the Closing Date with respect to consideration paid pursuant to Section 3.1(a)(iii), the applicable Earn-Out Date with respect to the Earn-Out Payments, and the last day of the applicable Royalty Period with respect to the Royalty Payments).

         "FORMULA PRICE" - the average closing price of a share of Buyer Common Stock for the five consecutive Trading Days ending on the Trading Day that is two Trading Days immediately prior to the Formula Date, as reported on the Nasdaq National Market (subject to appropriate adjustment for any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to the Buyer Common Stock occurring after the date hereof and prior to the Effective Time).

         "GAAP" - United States generally accepted accounting principles, applied on a consistent basis.

         "GOVERNMENTAL AUTHORITY" - any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, any foreign country or any domestic, foreign, state, local, county, city or other political subdivision.

         "GOVERNMENTAL PERMIT" - any license, franchise, permit or other authorization of any Governmental Authority.

         "INDEMNIFIED PERSON" - any person entitled to be indemnified under
Article 10.

         "INDEMNIFYING PERSON" - any person obligated to indemnify another person under Article 10.

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         "INTELLECTUAL PROPERTY" - all worldwide intellectual property rights including without limitation Marks, Patents, Copyrights, Trade Secrets and inventions and discoveries that may be patentable.

         "INITIAL SHARES" - as defined in Section 3.1(a)(ii).

         "KEY EMPLOYEES" - Ms. Anjali Desai Sridhar and Messrs. See Hack Foo, Roger A. Eastvold, Milutin Nikolic and Reza M. Bonabi.

         "KNOWLEDGE" - "Knowledge", "Know", "know" and "knowledge" shall mean with respect to Sellers, the actual knowledge as of the date hereof of Christian Bastoul, Beth McAllister, John Bandaian, James Fetterman, Kevin McAndrews, Anjali Desai Sridhar, See Hack Foo, Roger A. Eastvold and Milutin Nikolic. Buyer expressly agrees that written certificates of such individuals delivered to KT shall be determinative of the actual knowledge of such individuals as of the date hereof.

         "LAW" - any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

         "LICENSED INTELLECTUAL PROPERTY" - intellectual property rights set forth on Schedule 6.3.

         "LOSSES" - all losses, damages (including, without limitation, consequential damages), fines, penalties, liabilities, payments and obligations, and all expenses related thereto. Losses shall include any reasonable legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action.

         "MARKS" - all trademarks, service marks, trade names, common law trademarks, business names, Internet domain names, trade dress, slogans, and the goodwill associated therewith, and all registrations or applications therefor.

         "MATERIAL ADVERSE EFFECT" -any change, circumstance or effect which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse change in, or effect on the assets, liabilities, financial condition or results of operations of the e-Diagnostics Infrastructure or on the ability of Seller to consummate the transactions contemplated hereby or by the Ancillary Agreements; provided, however, "Material Adverse Effect" shall not include any material adverse change or effect occurring (i) to the extent that Seller can demonstrate that such change or effect is a result of the execution and public announcement of this Agreement, the pendency of the Agreement or the consummation of the transactions contemplated hereby, (ii) occurring as a result of general market or industry conditions provided that to the extent such changes affect Seller, the e-Diagnostics Infrastructure or Buyer, as the case may be, disproportionately relative to other entities operating in such industries, such disproportionate impact may be taken into account in determining whether a Material Adverse Effect has occurred.

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         "MUTUAL NONDISCLOSURE AGREEMENT" - as defined in Section 6.1.

         "OEM AGREEMENT" - as defined in Section 8.7.

         "ORDER" - any order, consent, consent order, injunction, judgment, decree, consent decree, ruling, writ, assessment or arbitration award.

         "ORGANIZATIONAL DOCUMENTS" - (a) the articles or certificate of incorporation and the bylaws of a corporation; and (b) any and all currently effective amendments to any of the foregoing.

         "PATENTS" - all patents and patent applications.

         "PERMITTED ENCUMBRANCES" - (i) Encumbrances for current taxes not yet due or taxes being contested in good faith, (ii) mechanics', materialmen's, warehousemen's, contractors', workmens', repairmens', carriers' and similar Encumbrances attaching by operation of law, incurred in the ordinary course of business and securing payments not delinquent or payments which are being contested in good faith, (iii) the rights, if any, of third-party suppliers or other vendors having possession of equipment of the e-Diagnostics Infrastructure, (iv) Encumbrances, imperfections of title and easements and zoning restrictions, if any, which do not materially impair the operations of the e-Diagnostics Infrastructure or materially detract from the value of the property subject thereto and purposes to which such property is currently employed and (v) those items listed in Section 4.2(b)(iii) of the Disclosure Schedule.

         "PERSON" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body or Governmental Authority.

         "PROCEEDING" - any pending claim, action, investigation, arbitration, litigation or other judicial, regulatory or administrative proceeding.

         "PURCHASE SHARES" - as defined in Section 3.1(b).

         "PURCHASED ASSETS" - as defined in Section 2.1.

         "REGISTERED INTELLECTUAL PROPERTY" - all Patents, Trademarks and Copyrights that are the subject of any filing, application or registrations with the United States Patent and Trademark Office or the U.S. Copyright Office and any similar or comparable agency or office in any other jurisdiction.

         "REGISTRATION STATEMENT" - the registration statement on Form S-3 (or Form S-1 if Buyer is not eligible to use Form S-3) to be filed by Buyer with the SEC pursuant to Section 7.1.

         "RELATED PERSON" - as defined in Section 4.17.

         "RESTRICTED FIELD" - as defined in Section 6.4(c).

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         "RETAINED BUSINESS" - all assets, operations and business of KT and KTT other than those assets sold to Buyer under Section 2.1 hereof, including, without limitation, the Retained e-Diagnostic Business.

         "RETAINED E-DIAGNOSTIC BUSINESS" - all assets, operations and business of KT and KTT, that are exclusively related to KT or KTT providing integration, implementation and support services (based upon the output of an e-diagnostic product) as contemplated by the OEM Agreement for KT, KTT and their end-user customers, including without limitation, (i) consulting services and the implementation methodologies necessary to such integration, implementation and support services; and (ii) any e-diagnostic infrastructure hardware products installed or used as of the Closing Date by KT, KTT and their end-user customers not set forth on attachment A to Schedule 2.1(a) of the Disclosure Schedule.

         "RETAINED LIABILITIES" - as defined in Section 2.4.

         "RETURNS" - as defined in Section 4.7(b).

         "ROYALTY PAYMENTS" - as defined in Section 3.1(a)(v).

         "SEC" - the United States Securities and Exchange Commission.

         "SECURITIES ACT" - the Securities Act of 1933, as amended, or any successor law.

         "SELLER THRESHOLD" - as defined in Section 10.3(b)(ii).

         "SELLERS" - KT and KTT, collectively.

         "SELLERS' INDEMNIFIED PERSONS" - the Sellers, their subsidiaries and affiliated corporations, their respective directors, officers, employees, controlling persons and agents.

         "SUSPENSION NOTICE" - as defined in Section 7.1(a).

         "TAX AUTHORITY" - as defined in Section 4.7(a).

         "TAXES" - as defined in Section 4.7(a).

         "TERADYNE RECEIVABLE" - as defined in Section 2.2(f).

         "THIRD PARTY ACTION" - any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.

         "TRADE SECRETS" - trade secrets and similar statutory and common law right in, but not any of the assets on Schedule 2.1(a) or copyrights on Schedule 2.1(c),confidential know-how, technical information, proprietary information, processes and formulae, source code, algorithms, development tools, data, plans, drawings and blue prints, whether tangible or intangible and


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whether stored, compiled, or memorialized physically, electronically, photographically, or otherwise.

         "TRADING DAY" - any day on which the Nasdaq National Market is open for business.

         "TRANSFER TAX" - as defined in Section 2.6(a).

         "TRANSFERRED INTELLECTUAL PROPERTY" - as defined in Section 2.1(d).

         "TRANSFERRED TECHNOLOGY" - means the those items set forth on Schedule 2.1(b) hereto under the heading "Transferred Technology."

         "TRANSFERRED TRADE SECRETS" - those Trade Secrets of the Sellers that are used exclusively in the e-Diagnostics Infrastructure as of the date hereof.

         "TRANSITIONAL SERVICES AGREEMENT" - as defined in Section 8.8.

2.       PURCHASE AND SALE OF ASSETS

         2.1      PURCHASED ASSETS

         Subject to the provisions of this Agreement and except as expressly excluded in Section 2.2 hereof, the Sellers agree to sell, and the Buyer agrees to purchase, at the Closing, Sellers' right, title and interest in and to all of the assets exclusively related to the e-Diagnostic Infrastructure, including without limitation Intellectual Property exclusively related to the e-Diagnostics Infrastructure, other than those assets listed and described in
Section 2.2 below as Excluded Assets (the "PURCHASED ASSETS"), which assets shall include without limitation, the following:

         (a) all of the tangible assets listed on Schedule 2.1(a);

         (b) all of the Transferred Technology listed on Schedule 2.1(b):

         (c) all rights and interests of the Sellers in and to the agreement between KT and Teradyne, Inc. dated February 28, 2001 (the "ACQUIRED CONTRACT");

         (d) the Transferred Trade Secrets and such other Intellectual Property as is set forth on Schedule 2.1(d) (the "TRANSFERRED INTELLECTUAL PROPERTY");

         (e) all of Sellers' right, title and interest in, to and under third-party manufacturers' warranties to the assets set forth on Schedule 2.1(a), other than in respect to any Retained Liabilities; and

         (f) any and all of the Sellers' Government Permits which are necessary for or primarily relate to the Purchased Assets or their use in the e-Diagnostics Infrastructure, to the extent that the same are transferable.

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         2.2 EXCLUDED ASSETS

         Notwithstanding anything in Section 2.1 to the contrary, Sellers are not selling, transferring or assigning, and Buyer is not purchasing of Sellers' assets that are not exclusively related to the e-Diagnostics Infrastructure (sometimes referred to as the "EXCLUDED ASSETS") including without limitation:

         (a) all of the Sellers' insurance policies and the Sellers' rights under insurance policies, including, without limitation, all property and casualty policies, general liability policies, product liability policies and umbrella policies and also including all rights to insurance proceeds and refunds payable thereunder;

         (b) any and all income, sales, use, corporation excise and franchise tax refunds which the Sellers may be entitled to receive from Governmental Authorities which relate to their ownership of the Purchased Assets prior to the Closing or their operation of the e-Diagnostics Infrastructure prior to the Closing and any right of Sellers to claim refunds for any taxes of any type in respect of any period prior to the Closing;

         (c) any Intellectual Property of Seller that is Licensed Intellectual Property or not Transferred Intellectual Property;

         (d) any and all assets related to or arising from Employee Benefit
Plans;

         (e) the "i-Support" trademark;

         (f) the account receivable of $24,000 arising from the Acquired Contract (the "TERADYNE RECEIVABLE");

         (g) those assets set forth on Schedule 2.2(g); and

         (h) any Registered Intellectual Property of Sellers not set forth on
Schedule 2.1(d).

         2.3 ASSUMPTION OF LIABILITIES

         Upon the sale and purchase of the Purchased Assets, the Buyer shall assume, pay, perform or discharge when due those liabilities and obligations of the Sellers set forth below (the "ASSUMED LIABILITIES"). The Assumed Liabilities shall consist only of:

         (a) liabilities and obligations of the Sellers arising under the Acquired Contract, including, without limitation, any liabilities and obligations of Sellers to the customer with respect to defects in goods delivered under the Acquired Contract to the customer prior to the Closing Date, including but not limited to, liabilities and obligations for product warranty and product liability claims;

         (b) any liability relating to the ownership, use or operation of the Purchased Assets or related to the implementation of the e-Diagnostics Infrastructure by Buyer after the Closing Date;

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         (c) any and all Taxes arising in respect of taxable periods beginning after the Closing Date or, with respect to any taxable period that begins before but ends after the Closing Date, that portion of such taxable period that begins after the Closing Date relating to Buyer's ownership or operation of the e-Diagnostics Infrastructure after the Closing; and

         (d) any liabilities that arise in connection with the employment by Buyer of any employees of Seller (including, without limitation, the Key Employees).

         2.4 RETAINED LIABILITIES

         Notwithstanding anything to the contrary set forth above, the Buyer shall not assume, pay or discharge, and shall not be liable for any debt, obligation, responsibility or liability, whether fixed or contingent, whether known or unknown, of the Sellers (the "RETAINED LIABILITIES"), except to the extent specifically described in Section 2.3 hereof as an Assumed Liability. Without limiting the generality of the foregoing, the following are included among the Retained Liabilities which Buyer does not assume or become responsible for:

         (a) any liabilities, obligations, responsibilities or commitments relating to or arising out of the operation of the e-Diagnostics Infrastructure prior to the Closing Date, other than the Assumed Liabilities, including, without limitation, (i) any liability relating to Employee Benefit Plans; (ii) contingent liabilities for sick leave, vacation, holiday pay, severance pay, employee stock purchase rights or profit sharing rights; or (iii) Taxes other than sales taxes incurred in connection with the transaction contemplated hereby as provided in Section 2.6(a);

         (b) any and all Taxes arising in respect of taxable periods ending on or before the Closing Date or, with respect to any taxable period that begins before but ends after the Closing Date, that portion of such taxable period before the Closing;

         (c) any liabilities that arise in connection with the employment by Seller of any employees (including, without limitation, the Key Employees); and

         (d) any liability relating to government grants, subsidies or other assistance including without limitation any liability for reimbursement to a government for any research and development grants, subsidies or assistance previously paid by the government relating to or arising out of the e-Diagnostics Infrastructure prior to Closing.

         2.5 TIME AND PLACE OF CLOSING

         The closing of the purchase and sale provided for in this Agreement (the "CLOSING") shall be held at the offices of Wilson Sonsini Goodrich & Rosati at 650 Page Mill Road, Palo Alto, California on or before June 26, 2001 or at such other place, date or time as may be fixed by mutual agreement of the parties (the "CLOSING DATE").


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ASSET PURCHASE AGREEMENT                                                  PAGE 9
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         2.6 TAXES; DOCUMENTS OF ASSIGNMENT

         (a) Each party shall be solely responsible for their own Taxes required by any Governmental Authority in any relevant jurisdiction which arise out of or result from the sale of the Purchased Assets, except for any sales, use, transfer or other similar tax which may arise out of or result from the sale of the Purchased Assets ("TRANSFER TAX") which Transfer Tax shall be Buyer's sole responsibility.

         (b) At the Closing, each of the Sellers shall deliver to Buyer good and sufficient instruments of transfer transferring to Buyer title, except for Permitted Encumbrances, to all the Purchased Assets sold by that Seller. Such instruments of transfer shall be in the form attached hereto as EXHIBIT C, EXHIBIT D and EXHIBIT E.

         (c) Transferred Intellectual Property and Purchased Assets shall be transferred electronically to the extent reasonably possible. Prior to the Closing, Sellers shall remove all Transferred Intellectual Property from all hardware included in the Purchased Assets. Sellers shall deliver a certificate certifying that the hardware included in the Purchased Assets do not contain any Transferred Intellectual Property. Immediately after the Closing, Sellers will electronically transfer directly all of the Transferred Intellectual Property to Buyer pursuant to Buyer's reasonable instructions, which shall satisfy the exemptions provided for in Section 1502(f)(1)(D) of the California Sales and Use Tax Regulations. Upon written confirmation by Buyer of the successful transfer of the Transferred Intellectual Property, Sellers shall destroy copies of such Transferred Intellectual Property that remain resident on any of Sellers' tangible assets (except those copies for which Seller shall pay a license fee for its use pursuant to the Central Server and Connected Workstations License referred to in Schedule D of the OEM Agreement). In addition, Buyer's use of the Transferred Intellectual Property shall satisfy the exemption provided for in
Section 1502(f)(1)(B) of the California Sales and Use Tax Regulations.

         (d) At the Closing each of the Sellers shall deliver or cause to be delivered to Buyer or its designee all of that Seller's leases, contracts, commitments and rights included among the Purchased Assets, with such assignments thereof and consents to assignments in the form set forth as EXHIBIT
F. As soon as practicable following the Closing, each of the Sellers shall take all requisite steps to put Buyer in actual possession and operating control of the Purchased Assets. After the Closing, Buyer shall afford to each of the Sellers and its accountants and attorneys reasonable access to the books and records of Seller delivered to Buyer under this Section 2.6 and shall permit Seller to make extracts and copies therefrom for the purpose of preparing such Tax Returns of Seller as may be required after the Closing and for other proper purposes approved by Buyer.

         2.7 OTHER DOCUMENTS; FURTHER ASSURANCES

         (a) For the period beginning on the Closing Date and ending on that date which is twelve (12) months following the Closing Date, each of the Sellers from time to time at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 2.6(b) and (c)) and take


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ASSET PURCHASE AGREEMENT                                                 PAGE 10
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

such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer each of the Purchased Assets. To the extent that the assignment of any lease, contract, commitment or right shall require the consent of other parties thereto, this Agreement shall not constitute an assignment thereof; however, each of the Sellers shall use its commercially reasonable efforts before and after the Closing to obtain any necessary consents or waivers to assure Buyer of the benefits of such leases, contracts, commitments or rights. If such consent is not obtained, Sellers agree to cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits thereunder, including, but not limited to, having (a) Buyer act as agent for Sellers and (b) Sellers enforce for the benefit of Buyer any and all rights of Sellers against the other party thereto arising out of the cancellation by such other party or otherwise. Nothing herein shall be deemed a waiver by Buyer of its right to receive at the Closing an effective assignment of each of the leases, contracts, commitments or rights of Sellers.

         (b) For the period beginning on the Closing Date and ending on that date which is twelve (12) months following the Closing Date, Buyer from time to time at the request of Sellers and without further consideration shall execute and deliver further instruments of transfer, assignment and assumption and take such other action as Sellers may reasonably require to (i) more effectively issue to, and vest in, the Sellers the Purchase Shares and (ii) implement the transactions contemplated by this Agreement, including, without limitation, the assumption of the Assumed Liabilities.

3.       AGGREGATE CONSIDERATION

         3.1 AGGREGATE CONSIDERATION AND PAYMENT

         (a) The aggregate consideration to be paid by the Buyer to KT (the "AGGREGATE CONSIDERATION") in consideration of the sale of the e-Diagnostics Infrastructure and the Purchased Assets shall be equal to:

         (i) The aggregate amount of the Assumed Liabilities as of the Closing; plus

         (ii) On the Closing Date, that number of duly authorized, fully paid and validly issued shares of Buyer Common Stock which represents an aggregate value equal to $16,000,000 at the Formula Price (the "INITIAL SHARES"); plus

         (iii) On the date that is thirteen (13) months after the Closing Date, $17,000,000 in cash or that number of duly authorized, fully paid and validly issued shares of Buyer Common Stock which represents an aggregate value equal to $17,000,000 at the Formula Price or any combination thereof with an aggregate value equal to $17,000,000; plus

         (iv) Earn-out payments calculated in accordance with EXHIBIT A attached hereto (the "EARN-OUT PAYMENTS") in cash, duly authorized, fully paid and validly issued shares of Buyer Common Stock valued at the Formula Price or a combination thereof, not to exceed an aggregate of $8,000,000; plus

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ASSET PURCHASE AGREEMENT                                                 PAGE 11
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

         (v) Royalty payments in accordance with EXHIBIT B attached hereto (the "ROYALTY PAYMENTS") in cash, duly authorized, fully paid and validly issued shares of Buyer Common Stock valued at the Formula Price or a combination thereof.

         (b) Buyer shall have the sole discretion to determine the combination of cash and shares of Buyer Common Stock paid to Sellers pursuant to (a)(iii),
(iv) and (v) hereof. Any shares of Buyer Common Stock issued pursuant to
(a)(iii), (iv) and (v) hereof are referred to herein as "ADDITIONAL PURCHASE SHARES" and together with the Initial Shares, the "PURCHASE SHARES."

         3.2 ALLOCATION OF AGGREGATE CONSIDERATION

         The parties will cooperate with each other to prepare a schedule within thirty (30) days after the Closing allocating the Aggregate Consideration among the Purchased Assets. The parties hereto agree that such allocation will reflect the respective fair market values of the Purchased Assets and that they will not take a position inconsistent with such allocation for federal, state, provincial or local Tax purposes.

4.       REPRESENTATIONS AND WARRANTIES OF SELLERS

         Except as set forth on the disclosure schedule attached hereto and made a part of this Agreement (the "DISCLOSURE SCHEDULE"), as of the date hereof, each of the Sellers hereby jointly and severally represent and warrant to Buyer that the statements contained in this Section 4 are true and correct. The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4. Notwithstanding the foregoing, each disclosure contained in the Disclosure Schedule shall be deemed to have modified each representation and warranty contained herein that, on its face, is applicable to such representation and warranty.

         4.1 ORGANIZATIONS AND QUALIFICATIONS

         Each of KT and KTT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of California, respectively, with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it, except where the failure of which could not reasonably be expected to have a Material Adverse Effect on KT and KTT, taken as a whole.

         4.2 AUTHORITY; NO CONFLICT

         (a) Each Seller has the full power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. All necessary action, corporate or otherwise, has been taken by each Seller to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Agreement will

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ASSET PURCHASE AGREEMENT                                                 PAGE 12
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

be at the Closing, duly executed and delivered by the Sellers and this Agreement and each Ancillary Agreement is, or upon the Closing will be, the legal, valid and binding obligation of the Sellers, enforceable against each Seller in accordance with their terms.

      (b) Neither the execution, delivery or performance of this Agreement or any Ancillary Agreement nor the performance of the transactions contemplated hereby or thereby will, directly or indirectly (with or without notice or lapse of time or both):

         (i) contravene, conflict with or result in a violation or breach of (A) any provision of the Organizational Documents of the Sellers, (B) any legal requirement or any Order, award, decision, settlement or process to which the Sellers or any of the Purchased Assets may be subject; or (C) any Governmental Permit, which is held or used by the Sellers excluding from clauses (B) and (C) any contravention, conflict, violation or breach that would not, either individually or in the aggregate, materially adversely affect the Sellers or materially impair or preclude the Sellers' ability to execute, deliver and perform this Agreement, any Ancillary Agreements or the transactions contemplated hereby and thereby;

         (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent, authorization or approval of or any notice to or filing with any third Person under any Contract or any debt instrument to which either Seller is a party or to which its assets or properties are bound, or require the consent, authorization or approval of or any notice to or filing with any Governmental Authority to which the Sellers or its assets or properties is subject except for any breaches, defaults, rights of termination, cancellation or acceleration, entitlements, consents, approvals, notices or filings that would not, either individually or in the aggregate, materially impair or preclude the Sellers' ability to execute, deliver and perform this Agreement, any Ancillary Agreements and the transactions contemplated hereby and thereby other than as set forth in Section 4.2(b)(ii) of the Disclosure Schedule; or

         (iii) result in the imposition or creation of any Encumbrance upon or with respect to the e-Diagnostics Infrastructure or Purchased Assets other than the Permitted Encumbrances as set forth in Section 4.2(b)(iii) of the Disclosure Schedule.

         4.3 INVESTMENT

         (a) Each Seller is purchasing or acquiring the Purchase Shares for its own account for investment and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Sellers hereby consent to the imposition of a legend substantially similar to the following on the certificates for the Purchase Shares and agrees to abide by the restrictions contained therein:

                           "The shares represented by this certificate have not
                  been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred or assigned unless such shares are registered under the Securities Act or an opinion of counsel is obtained to the effect that such sale, transfer or assignment is exempt from the registration requirements of the Securities Act."

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ASSET PURCHASE AGREEMENT                                                 PAGE 13
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

         (b) Each Seller understands that the Purchase Shares, when issued, will not be registered under the Securities Act and will instead be issued in reliance upon a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of each Seller's investment intent as expressed herein. Each Seller acknowledges that the Purchase Shares, when received, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Sellers have been advised of or is aware of the provisions of Rule 144 promulgated under the Securities Act, which rule permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions contained therein.

         (c) Each Seller is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act.

         4.4 [RESERVED]

         4.5 NO UNDISCLOSED LIABILITIES

         There are no material liabilities or obligations of any nature with respect to the e-Diagnostics Infrastructure (whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due) to which Buyer will become subject as a result of the transactions contemplated hereby, except for Assumed Liabilities and liabilities disclosed on Section 4.5 to the Disclosure Schedule hereto.

         4.6 NO MATERIAL ADVERSE CHANGE

         To the knowledge of the Sellers, there is no fact that would be reasonably likely to result in a Material Adverse Effect on the e-Diagnostics Infrastructure or the Purchased Assets that has not been specifically disclosed herein or in the Disclosure Schedule.

         4.7 TAXES

         (a) "TAXES" (including, with correlative meaning, the terms "TAX" and "TAXABLE") shall mean income, profit, franchise, gross receipts, sales, use, real property, personal property, ad valorem, excise, value added, alternative minimum, employment, payroll, social security and withholding taxes, severance, stamp, gains, transfer, license, documentary, customs, occupation, environmental, windfall, and other taxes, duties, or assessments of any kind whatsoever, and any interest or fines, and any and all penalties and additions relating to such amounts, imposed by the United States government, any state, local, or foreign government, or any agency or political subdivision or quasi-governmental authority of any such government (a "TAX AUTHORITY").

         (b) (i) The Sellers have filed or caused to be filed with the appropriate Taxing Authorities in a timely manner all material Tax returns, reports and forms, statements, declarations, claims for refund, and other documents and information with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof specifically relating to the e-Diagnostics Infrastructure or Purchased Assets ("RETURNS") required to be filed by them with a Tax Authority; (ii) the information on such Returns is complete and accurate in


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ASSET PURCHASE AGREEMENT                                                 PAGE 14
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

all material respects; (iii) the Sellers have paid in full on a timely basis all Taxes; (iv) there are no Encumbrances for Taxes upon the assets or properties of the e-Diagnostics Infrastructure or the Purchased Assets other than for Taxes not yet due and payable; and (v) no deficiencies for Taxes have been claimed, proposed, or assessed by any Tax Authority or other Governmental Authority, and there are no pending or, to the Sellers' knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes relating to the e-Diagnostics Infrastructure or Purchased Assets.

         (c) There are no outstanding Contracts or waivers extending the statutory period of limitation applicable to any Taxes specifically relating to the e-Diagnostics Infrastructure or Purchased Assets, and the Sellers have not requested any extension of time within which to file any Return that has not yet been filed.

         (d) (i) The Sellers have withheld and timely paid to the appropriate Tax Authorities all Taxes specifically relating to the e-Diagnostics Infrastructure or Purchased Assets required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third Person; (ii) Section 4.7 of the Disclosure Schedule contains a list of all jurisdictions in which any Return specifically relating to the e-Diagnostics Infrastructure or Purchased Assets is required to be filed by the Sellers, and no written claim has ever been made by any Tax Authority in any other jurisdiction that the Sellers are subject to tax in such jurisdiction; and (iii) the Sellers have not executed or entered into any closing agreement with respect to the e-Diagnostics Infrastructure or the Purchased Assets pursuant to Section 7121 of the Code, or any predecessor provision thereof, or any similar provision of state or local law.

         4.8 ACCOUNTS RECEIVABLE

         Except for the Teradyne Receivable, there are no accounts receivable, notes receivable, contracts receivable, unbilled invoices or other receivables specifically relating to the e-Diagnostics Infrastructure.

         4.9 TITLE TO PROPERTIES; ENCUMBRANCES

         (a) The Purchased Assets do not include any real property.

         (b) Set forth in Section 4.9(b) of the Disclosure Schedule is a listing of all material tangible personal property owned by Sellers and primarily used in the operation of the e-Diagnostics Infrastructure. Section 4.9(b) of the Disclosure Schedule lists all locations where such material tangible personal property is located.

         (c) None of the tangible Purchased Assets is leased to or from third parties.

         (d) Each of the Sellers has good and marketable title to all of its owned tangible personal property included in the Purchased Assets. None of the Purchased Assets used by the e-Diagnostics Infrastructure is subject to any Encumbrance (other than Permitted Encumbrances and payable) of any kind against any such Sellers' rights in such property and, to the extent such

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ASSET PURCHASE AGREEMENT                                                 PAGE 15
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property is used by the Sellers in the e-Diagnostics Infrastructure but owned by a third party, to the knowledge of the Sellers there are no Encumbrances (other than Permitted Encumbrances) of any kind against such third party's rights in such property.

         (e) All machinery and equipment that is a Purchased Asset is in satisfactory condition, good working order and repair, normal wear and tear excepted, and is adequate for the uses to which they are being put, and have been adequately maintained.

         4.10 COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

         (a) Each of the Sellers is in compliance in all material respects with all Laws, licenses and Orders affecting the e-Diagnostics Infrastructure or the Purchased Assets including federal, state and local Laws, licenses and Orders. Neither of the Sellers has been charged with violating nor, to their knowledge, has either received notice that it is violating any provision of any federal, state, local or foreign Law, Order or administrative ruling or license relating to any of the e-Diagnostics Infrastructure or affecting the Purchased Assets.

         (b) Sellers do not hold any Governmental Permit specifically relating to the e-Diagnostics Infrastructure or Purchased Assets.

         4.11 LEGAL PROCEEDINGS

         As of the date hereof, there are no pending, or to the knowledge of the Sellers, threatened, Proceedings (i) that have been commenced by or against or otherwise involving the e-Diagnostics Infrastructure or the Purchased Assets or
(ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

         4.12 CONTRACTS; NO DEFAULTS

         (a) Except for the Acquired Contract and Contracts set forth in Section 4.12(a) of the Disclosure Schedule, neither of the Sellers is a party to or subject to any Contract which is material to the Purchased Assets or e-Diagnostics Infrastructure and not otherwise stated in the Agreement or in the Disclosure Schedule and worth in excess of $20,000.

         (b) The Acquired Contract is valid, binding and enforceable against KT and, to the knowledge of KT, against the other party thereto and, to the knowledge of KT, each party thereto is in material compliance with all terms and conditions of the Acquired Contract; and, except as set forth on Section 4.12(b) of the Disclosure Schedule, no event has occurred or circumstance exists that (with or without notice or the passage of time or both) would constitute a material violation of or default under the Acquired Contract by KT or, to the knowledge of KT, by the other party thereto, and KT has neither given nor received notice of any alleged violation of or default under the Acquired Contract. Except as listed on Section 4.12(b) of the Disclosure Schedule, neither the execution and delivery of this Agreement by KT nor the consummation or performance by KT of the transactions contemplated hereby will, directly or indirectly, with or without notice or lapse of time or both give rise to a right of termination, cancellation or

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ASSET PURCHASE AGREEMENT                                                 PAGE 16
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

acceleration or require the consent, authorization or approval of or any notice to or filing with any third Person under the Acquired Contract. KT has not received prepayments of any kind on the Acquired Contract.

         (c) None of the Sellers have experienced any termination, cancellation, limitation or modification or change in any business relationship with any material supplier to the e-Diagnostics Infrastructure, nor have either of the Sellers received notice or otherwise have knowledge that any such material supplier intends to cease, or materially reduce or change the terms of, doing business with any of the Sellers or to terminate any agreement with any of the Sellers where such action has had or would have a Material Adverse Effect on the e-Diagnostics Infrastructure. Other than the Acquired Contract, Sellers have not entered into any Contract with any other material customer, other than those customers which are end users of the e-Diagnostic Infrastructure.

         4.13 EMPLOYEES

         (a) Contemporaneous with signing this Agreement, Seller has provided Buyer with a schedule containing a complete and accurate list of the following information for each of Seller's employees set forth thereon: name; job title; hire date; base salary; bonus; vacation accrued; and service credited for purposes of an Employee Benefit Plan vesting and eligibility, but only if service credit is determined other than from the hire date (the "EMPLOYEE SCHEDULE").

         (b) To the knowledge of the Sellers, no employees identified on the Employee Schedule are a party to, or are otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employees and any other Person that could adversely affect (i) the performance of his or her duties as an employee of the e-Diagnostics Infrastructure, or (ii) the implementation of the e-Diagnostics Infrastructure.

         (c) To the knowledge of the Sellers, there are no grievances or claims by any of the employees identified on the Employee Schedule pending with respect to their employment by Sellers including, but not limited to sexual harassment and discrimination claims and claims arising under Workers' Compensation laws.

         4.14 EMPLOYEE BENEFITS

         Section 4.14 of the Disclosure Schedule, lists or describes any Employee Benefit Plan maintained or sponsored by the Sellers applicable to the individuals identified on the Employee Schedule. "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits (other than ordinary cash compensation) to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of the Sellers, which are now, or were within the past five years, maintained by the Sellers, or under which either of the Sellers has or could have any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase,

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ASSET PURCHASE AGREEMENT                                                 PAGE 17
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

stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

         4.15 LABOR RELATIONS

         (a) With respect to employees set forth on the Employee Schedule, the Sellers are in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice.

         (b) Neither Seller is a party to any collective bargaining agreement with respect to the employees identified on the Employee Schedule, nor is such an agreement being negotiated by Seller as of the date hereof. The Seller has not encountered any labor union or collective bargaining organizing activity with respect to its employees identified on the Employee Schedule. The Seller has no obligation to negotiate any such collective bargaining agreement with respect to employees that are specifically engaged in the e-Diagnostics Infrastructure, and, to the knowledge of the Seller, there is no indication that the employees that are engaged in the e-Diagnostics Infrastructure of the Seller desire to be covered by a collective bargaining agreement.

         (c) There are no strikes, slowdowns, work stoppages or other similar labor trouble pending or, to the knowledge of the Seller, threatened with respect to the employees of the Seller that are specifically engaged in the e-Diagnostics Infrastructure, nor has any of the above occurred or, to the knowledge of the Seller, been threatened.

         (d) There is no representation, claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Seller, no question concerning representation has been raised or threatened respecting the employees of the Seller that are specifically engaged in the e-Diagnostics Infrastructure.

         (e) With respect to employees that are specifically engaged in the e-Diagnostics Infrastructure, there are no complaints or charges against the Seller pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Seller, no complaints or charges have been filed or threatened to be filed against the Seller with any such board or agency.

         (f) To the knowledge of the Seller, no charges with respect to or relating to the e-Diagnostics Infrastructure are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

         (g) Section 4.15(g) of the Disclosure Schedule accurately sets forth all unpaid severance that, as of the date hereof, is due or claimed, in writing, to be due from the Sellers to any individual identified on the Employee Schedule whose employment with either of the Sellers was terminated.

         (h) Neither of the Sellers has received notice of the intent of any government body or Governmental Authority responsible for the enforcement of labor or employment Laws to


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ASSET PURCHASE AGREEMENT                                                 PAGE 18
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

conduct an investigation which might affect the e-Diagnostics Infrastructure and no such investigation is in progress.

         (i) Neither of the Sellers is and, to the knowledge of the Sellers, no employee of the Sellers is, in violation in any material respect of any employment agreement, non-disclosure agreement, non-compete agreement nor any other agreement regarding an employee identified on the Employee Schedule.

         (j) Each of the Sellers has paid all wages that are due and payable to each employee identified on the Employee Schedule.

         (k) Neither of the Sellers have nor will they have at the Closing Date any contingent liabilities for sick leave, vacation, holiday pay, severance pay or similar items except for such obligations incurred in the ordinary course of business and consistent with past practices.

         (l) The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not trigger any severance pay obligation of the Sellers under any Contract.

         4.16 INTELLECTUAL PROPERTY

         (a) Rights--The Sellers (i) own all right, title and interest in and to each item of the Transferred Intellectual Property, free and clear of all Encumbrances, other than Permitted Encumbrances, or (ii) licenses or otherwise possess sufficient rights to use the Transferred Technology, and, in each case of clause (i) or (ii), the Sellers may transfer such rights as contemplated by this Agreement. Section 4.16(a)(ii) of the Disclosure Schedule sets forth a list of all actions needed to be taken within ninety (90) days from the date hereof with respect to maintenance of Transferred Intellectual Property that is the subject of any current registration or application for registration.

         (b) Agreements--Section 4.16(b) of the Disclosure Schedule contains a true, correct and complete list of all material Contracts specifically relating to the Transferred Intellectual Property to which either of the Sellers is a party or by which either of the Sellers is bound, other than end-user licenses granted by or to Sellers in the ordinary course. Other than as set forth on
Section 4.16(b) of the Disclosure Schedule, neither of the Sellers is nor will it be as a result of the execution and delivery of this Agreement and any Ancillary Agreements, as applicable, or the performance of its obligations hereunder or thereunder, in breach or violation of any such Contract described on Section 4.16(b) of the Disclosure Schedule.

         (c) Patents--Section 4.16(c) of the Disclosure Schedule contains a true, correct and complete list and summary description of all Patents specifically relating to the e-Diagnostics Infrastructure. To the Knowledge of Sellers, such Patent is not being infringed by a third party.

         (d) None of the Purchased Assets currently infringes or is alleged to infringe any intellectual property rights of any Person.

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ASSET PURCHASE AGREEMENT                                                 PAGE 19
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         (e) Trademarks--(i) Section 4.16(e) of the Disclosure Schedule contains a true, correct and complete list of all material Marks owned by Seller and that specifically relate to, and are currently being used in commerce in the e-Diagnostics Infrastructure; (ii) to the knowledge of the Sellers, none of the Marks is infringed, and (iii) Sellers have not received written notice challenging or threatening in any way its use of such Marks and to Knowledge of Sellers, there is no challenge to its use of such Marks.

         (f) Copyrights--The Sellers have not applied for copyright registration with respect to any work included in Purchased Assets.

         (g) Trade Secrets--Each of the Sellers has taken reasonable precautions to protect the secrecy, confidentiality and value of the Transferred Trade Secrets. To the knowledge of the Sellers, the Transferred Trade Secrets have not been appropriated to the detriment of the Sellers. Sellers have not received written notice of an adverse claim against the Transferred Trade Secrets or, to the Knowledge of Sellers, the Transferred Trade Secrets have not been challenged or threatened in any way. Appropriate policies are in place to maintain the continued secrecy, confidentiality and value of such Transferred Trade Secrets.

         (h) No Restrictions--No Transferred Intellectual Property is subject to any outstanding Order, Proceeding (other than pending applications for trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by the Sellers.

         (i) Nondisclosure--All employees, contractors, agents and consultants of the Sellers who perform work specifically relating to the e-Diagnostics Infrastructure have executed a nondisclosure and assignment of inventions agreement substantially similar to the form attached hereto as Section 4.16(i) of the Disclosure Schedule or a similar agreement to protect the confidentiality of the Transferred Trade Secrets and, where appropriate, vest in the Sellers exclusive ownership thereof. To the knowledge of the Sellers, no employee, contractor, agent or consultant of the Sellers specifically related to the e-Diagnostics Infrastructure has made any unauthorized use of the such Seller's Trade Secrets or other confidential information or used any Trade Secrets or other confidential information of any other Person in the course of their work for the such Seller.

         (j) Source Code Escrow--Except as disclosed in Section 4.16(j) to the Disclosure Schedule, neither Seller has deposited, nor is it obligated to deposit, any source code for any software Product included in the Transferred Intellectual Property into any source code escrows or similar arrangements and neither Seller is under any contractual or other obligation to disclose such source code or any other material proprietary information included in the Purchased Assets.

         4.17 RELATIONSHIPS WITH RELATED PERSONS

         No stockholder, affiliate, officer, director or employee of either Seller, nor any spouse or child of any of them or any Person associated with any of them ("RELATED PERSON"), has any interest in any assets or properties specifically used in or specifically related to the e-Diagnostics Infrastructure. Except as set forth on Schedule 4.17, no individual identified on the Employee Schedule has any claim or right against, or owes any amounts to, such Seller.

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ASSET PURCHASE AGREEMENT                                                 PAGE 20
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         4.18 BROKERS OR FINDERS

         Except for fees payable to Alliant Partners, neither the Sellers nor its agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby.

         4.19 CUSTOMER RELATIONSHIPS

         To the knowledge of the Sellers, there are no facts or circumstances, including the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, that are reasonably likely to result in the loss of its customer under the Acquired Contract or a material change in its relationship with such customer.

         4.20 SUPPLIERS; RAW MATERIALS CONTRACTORS

         Section 4.20 of the Disclosure Schedule sets forth (i) the names and addresses of the ten (10) largest suppliers, contractors and subcontractors of the e-Diagnostics Infrastructure based on the aggregate value of raw materials, supplies, merchandise and other goods and services purchased by the e-Diagnostics Infrastructure from such suppliers, contractors and subcontractors during the four quarters ending March 31, 2001 and (ii) the amount for which each such supplier, contractor or subcontractor invoiced the Sellers relating to the e-Diagnostics Infrastructure during such period. Neither of the Sellers has received any notice nor, to its knowledge, has there has been any material adverse change in the price of such raw materials, supplies, merchandise or other goods or services, or that any such supplier, contractor or subcontractor will not sell raw materials, supplies, merchandise and other goods and services to the e-Diagnostics Infrastructure at any time after the Closing Date on terms and conditions substantially the same as those used in its current sales to the e-Diagnostics Infrastructure, subject to general and customary price increases.

         4.21 PRODUCT WARRANTIES; PRODUCT LIABILITY

(a) Except as required by Law or as set forth in the Acquired Contract, no product specifically manufactured, sold, licensed, leased, or delivered by, or service specifically rendered by or on behalf of, the e-Diagnostics Infrastructure is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions. The Sellers have not incurred any material expenses for customer support and service center in fulfilling its obligations under its guaranty, warranty and right of return provisions primarily relating to the e-Diagnostics Infrastructure during the past two years except as disclosed in Section 4.21 of the Disclosure Schedule, except in the ordinary course of business. There are no existing or, to the knowledge of the Sellers threatened claims, against the Sellers for services or merchandise exclusively relating to the e-Diagnostics Infrastructure that are defective or fail to meet any service or product warranties other than in the ordinary course of business consistent with past experience.

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         (b) No claim has been asserted against the Sellers for renegotiation or price redetermination of any completed e-Diagnostics Infrastructure transaction. The idm server product, central server product and basic tool connection software are free from known significant defects and, to the knowledge of the Sellers, subject to bug lists prepared in the ordinary course of business, conform in all material respects to the specifications, documentation and sample demonstration furnished to the e-Diagnostics Infrastructure customers and made available to Buyer. The current version of all such bug lists are attached to
Section 4.21 of the Disclosure Schedule.

         4.22 VIRUSES

         Seller warrants that any software and computer media included in the Transferred Intellectual Property is free from known computer viruses and any undocumented and unauthorized methods for terminating or disrupting the operation of, or gaining access to, the software, computer systems or other computing resources or data, or other code or features which, directly or indirectly, damage, or disrupt all or any part of computer systems or other computing resources or data.

         4.23 DISABLING CODES

         Seller warrants that it has not incorporated into any software and computer included in the Transferred Intellectual Property any disabling codes or termination logic or any means to repossess electronically such software. Termination logic shall mean computer code that uses the internal clock of the computer to test for the date and/or time (e.g. Friday the 13th), use count, execution key, or any related techniques, as a trigger to render inoperable or otherwise disable the software of any related computer system.

4.24     SUFFICIENCY

         Except as set forth in Section 4.24 of the Disclosure Schedule, following the Closing, by means of the transfer of the Purchased Assets, the licenses granted by Seller pursuant to this Agreement and the Transition Services Agreement, Buyer (together with its assigns, if applicable) will own, license or otherwise have the use of all the assets owned by Sellers reasonably necessary to implement the e-Diagnostics Infrastructure in substantially the same manner as implemented by KT as of the date hereof, except for (i) the Excluded Assets identified on Schedule 2.2(g) of the Disclosure Schedule and
(ii) such infrastructure and other similar assets and licenses possessed by, or reasonably available to Buyer without material cost.

         4.25 DISCLOSURE

         No representation or warranty of the Sellers contained in Article 4 of this Agreement as modified by statements in the Disclosure Schedule or Employee Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

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         4.26 DISCLAIMER

         Other than as set forth in Article 4 hereof, Sellers make no representations and warranties under this Agreement.

5.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to the Sellers as follows:

         5.1 ORGANIZATION AND GOOD STANDING

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has full corporate power and authority to conduct its business as it is now being conducted and to own or use the assets and properties that it purports to own or use. Buyer is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the assets or properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole.

         5.2 AUTHORITY; NO CONFLICT

         (a) Buyer has the right, full power, authority and capacity to execute, deliver and consummate this Agreement and the Ancillary Agreements; to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. All necessary action, corporate or otherwise, has been taken by Buyer to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Agreement will be at the Closing, duly executed and delivered by Buyer and this Agreement and each Ancillary Agreement is, or upon the Closing will be, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their terms.

         (b) Neither the execution, delivery or performance of this Agreement or any Ancillary Agreement nor the performance of the transactions contemplated hereby or thereby, including issuance of the Purchase Shares pursuant to this Agreement, will, directly or indirectly (with or without notice or lapse of time or both):

            (i) contravene, conflict with, or result in a violation or breach of
(A) any provision of the certificate of incorporation of bylaws of Buyer, (B) any legal requirement or any Order, award, decision, settlement or process to which Buyer or any of the assets or properties owned or used by it may be subject, or (C) any Governmental Permit held by Buyer, excluding from clauses
(B) and (C) any contravention, conflict, violation or breach that would not, either individually or in the aggregate materially, adversely affect the Sellers or materially impair or preclude the Sellers' ability to execute, deliver and perform this Agreement, any Ancillary Agreements and the transactions contemplated hereby and thereby;

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           (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent, authorization or approval of or any notice to or filing with any third Person under any Contract or any debt instrument to which Buyer is a party or to which its assets or properties are bound, or require the consent, authorization or approval of or any notice to or filing with any Governmental Authority to which Buyer or its assets or properties is subject except for any breaches, defaults, rights of termination, cancellation or acceleration, entitlements, consents, approvals, notices or filings that would not, either individually or in the aggregate, or materially impair or preclude the Buyer's ability to execute, deliver and perform this Agreement, any Ancillary Agreements and the transactions contemplated hereby and thereby; or

           (iii) result in the imposition or creation of any Encumbrance upon or with respect to the e-Diagnostics Infrastructure or Purchased Assets other than the Permitted Encumbrances as set forth in Section 4.2(b)(iii) of the Disclosure Schedule.

         5.3 CAPITALIZATION; PURCHASE SHARES

         (a) The authorized capital stock of Buyer consists of 1,000,000 shares of preferred stock, $.01 par value per share, of which as of the date of this Agreement no shares are issued or outstanding, and 43,000,000 shares of Buyer Common Stock, of which as of June 22, 2001, 17,644,006 shares were issued and outstanding.

         (b) The Purchase Shares issuable as a result of this Agreement have been duly authorized and, upon consummation of the transactions contemplated hereby will be validly issued, fully paid and nonassessable.

         5.4 FILINGS WITH THE COMMISSION

         (a) Buyer has delivered or made available to the Sellers a true, correct and complete copy of its Annual Report on Form 10-K for the year ended September 30, 2000 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 2000 and March 31, 2001 (collectively, the "BUYER SEC REPORTS"). The Buyer SEC Reports have been timely filed pursuant to the Exchange Act. Buyer is eligible to file a Registration Statement.

         (b) The Buyer SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the regulations enacted thereunder, as applicable, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Reports, and none of the Buyer SEC Reports when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Buyer SEC Report has been revised or superseded by a later filed Buyer SEC Report, none of the Buyer SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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         (c) The financial statements of Buyer included in the Buyer SEC Reports filed since March 31, 1999 and in any Buyer SEC Reports filed after the date of this Agreement until the Closing (including any related notes) complied and will comply as to form in all material respects, as of their respective dates of filing with the rules and regulations of the SEC with respect thereto and have been and will have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal recurring year end audit adjustments which were not or are not expected to be material in amount).

         5.5 LEGAL PROCEEDINGS

         There is no pending Proceeding against Buyer that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby, or that otherwise could reasonably be expected to result in a Material Adverse Effect on Buyer and its Subsidiaries, taken as whole. To the knowledge of Buyer, no such Proceeding has been threatened.

         5.6 BROKERS OR FINDERS

         Neither Buyer nor any of its agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby.

         5.7 DISCLOSURE

         No representation or warranty of Buyer in this Agreement omits to state a material fact necessary to make the statements herein in light of the circumstances under which they were made, not misleading.

         5.8 MATERIAL ADVERSE CHANGE Since March 31, 2001, there has not been any material adverse change in the business, operations, properties, liabilities, results of operations, assets or condition (financial or otherwise) of Buyer, and no even has occurred or circumstance exists that could reasonably be expected to result in a material adverse effect on Buyer, taken as a whole, provided that the effect of any of the following shall not be considered a material adverse effect: (i) general economic or financial conditions or (ii) other developments that are not unique to Buyer but also affect other Persons who participate or are engaged in the lines of business in which Buyer participates or is engaged.

6. COVENANTS

         The parties, as applicable, hereby covenant and agree as follows:

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ASSET PURCHASE AGREEMENT                                                 PAGE 25
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         6.1 ACCESS TO INFORMATION

         Each party shall permit representatives of the other to have access (at all reasonable times and in a manner so as not to interfere with the normal business operations of the other party) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel of or pertaining to such party and specifically related to the e-Diagnostics Infrastructure and Purchased Assets, all in accordance with the terms of the letter agreement dated February 9, 2001, executed by each of Buyer and KT, a copy of which is attached hereto as EXHIBIT G (the "MUTUAL NONDISCLOSURE AGREEMENT"); provided that (i) the representatives of Sellers may have the access to Buyer permitted hereunder only in order to conduct customary due diligence regarding the completeness of the Buyer SEC Reports and other information set forth herein as Sellers may reasonably request and (ii) the representatives of Buyer may have the access to the e-Diagnostics Infrastructure permitted hereunder only in order to conduct customary due diligence regarding the e-Diagnostics Infrastructure, Purchased Assets and other information set forth herein as Buyer may reasonably request. Notwithstanding the foregoing, any such access shall be upon reasonable notice and conducted during normal business hours under the supervision of Seller's personnel and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not interfere with the normal operations. No investigation or examination by either party shall diminish, obviate or constitute a waiver of the enforcement of any of the representations, warranties, covenants or agreements of the other party under this Agreement, or any of the Ancillary Documents.

         6.2 CERTAIN FILINGS

         The Sellers shall use commercially reasonable efforts to cooperate with Buyer with respect to all filings with Governmental Authorities that are required to be made to carry out the transactions contemplated by this Agreement. Sellers shall use commercially reasonable efforts to assist Buyer in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Governmental Authority that may be reasonably required or which Buyer may reasonably request in connection with the consummation of the transactions contemplated hereby.

         6.3 LICENSE FROM SELLER

         Effective as of the Closing, Sellers hereby grant to Buyer a perpetual, non-terminable, non-exclusive, irrevocable, royalty free, worldwide license under the Licensed Intellectual Property to continue to operate the e-Diagnostics Infrastructure including to make, have made, use, sell, offer for sale and import product of the type currently sold or under development (including, without limitation the development contemplated pursuant to the OEM Agreement) by the e-Diagnostics Infrastructure as of the Closing, including to perform Buyer's obligations and exercise Buyer's rights under the OEM Agreement. The foregoing license shall not (i) be sublicensable except in connection with and on the same terms as the licensing or sale by Buyer of the products of the e-Diagnostics Infrastructure or substantial other Intellectual Property of Buyers; or (ii) transferable except in connection with the sale of the e-Diagnostics Infrastructure or all or substantially all of the assets thereof to which such Licensed Intellectual Property relates.

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ASSET PURCHASE AGREEMENT                                                 PAGE 26
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         6.4 LICENSE TO SELLER

         (a) Effective as of the Closing, Buyer hereby grants to Sellers a perpetual, non-terminable, irrevocable, royalty free, worldwide license under Buyer's rights in the Transferred Trade Secrets to (i) use such Transferred Trade Secrets in the operation of Sellers' Retained Business, including to make, have made, use, sell, distribute, offer for sale and import product of the type currently sold, under development or to be developed by such Retained Business, subject to the provisions set forth in Section 6.5; and (ii) use such Transferred Trade Secrets to make, have made, use, sell, distribute, offer for sale and import products that are not commercially sold to other OEMs or semiconductor fabs, other than in connection with, or in support of, KT products. The foregoing license shall not (i) be sublicensable except in connection with and on the same terms as the licensing or sale of the products of Sellers' retained businesses or substantial other Intellectual Property of Sellers; or (ii) transferable except in connection with and on the same terms as the sale of a retained business or all or substantially all of the assets of a retained business to which such Transferred Intellectual Property relates.

         (b) The foregoing license shall (i) be exclusive (including as to Buyer) in the Restricted Field until the third anniversary of the Closing Date and thereafter non-exclusive and (ii) non-exclusive in all other fields provided that nothing set forth in the foregoing license shall permit Sellers to engage in any conduct or activity prohibited by the non-compete set forth in Section
6.5 during the period of such non-compete.

         (c) For the purposes of the foregoing, "Restricted Field" means offering or using the e-Diagnostics Infrastructure to support any KT products sold by KT to its end-user customers except to KT as contemplated by the OEM Agreement.

         6.5 NON-COMPETE

         (a) For the period beginning on the Closing Date and ending on the date which is the earlier of (i) 36 months from the Closing Date, (ii) the occurrence of a Change of Control of the Buyer resulting in a recognized competitor of KT controlling Buyer or (iii) the sale of all or substantially all of the e-Diagnostic Infrastructure by Buyer, KT shall not directly or indirectly (as owner, partner, joint venturer, stockholder or otherwise), market, sell or otherwise convey products for e-Diagnostics Infrastructure, except through the Retained Business.

         (b) Notwithstanding Section (a) above, nothing shall prohibit KT from

             (i) performing its obligations and exercising its rights under the OEM Agreement and this Agreement, including but not limited to, selling products for e-Diagnostics Infrastructure purchased or licensed from Buyer and its affiliates;

             (ii) selling third party e-Diagnostics products as an integrated offering with products produced by KT when specifically requested to do so by a customer;

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             (iii) owning not more than two percent of the outstanding equity securities of any entity which is subject to the reporting requirements of the Exchange Act, subject to subsection iv below; and

             (iv) owning not more than 20% (twenty percent) of the outstanding equity securities of any private entity not principally engaged in e-Diagnostics or continuing to hold such equity securities in the event such entity becomes subject to the reporting requirements of the Exchange Act; provided, however, that KT may make such investments so long as KT does not hold a seat on the Board of Directors of such entity.

         6.6 NO HIRE

         (a) To the fullest extent permitted by applicable law, during the 36-month period immediately following the Closing Date, Sellers shall not, and Sellers shall ensure that their respective subsidiaries do not, hire or retain as an employee, independent contractor or consultant any of the individuals identified on EXHIBIT H; provided, however that this restriction shall not apply to (i) such individuals on EXHIBIT H who terminate their own employment, provided that Seller hires such individuals after nine (9) months following such termination, (ii) an individual on EXHIBIT H whose employment is terminated by Buyer, and (iii) following (x) a Change of Control of Buyer or (y) the sale of all or substantially all of the e-Diagnostic Infrastructure by Buyer.

         (b) To the fullest extent permitted by applicable law, during the 36-month period immediately following the Closing Date, Buyer shall not, and Buyer shall ensure that its subsidiaries do not, hire or retain as an employee, independent contractor or consultant any of the individuals identified on
Exhibit I; provided, however, that this restriction shall not apply to (i) such individuals on EXHIBIT I who terminate their own employment, provided that Buyer hires such individuals after nine (9) months following such termination, (ii) an individual on EXHIBIT I whose employment is terminated by Seller, and (iii) following a Change of Control of Seller.

7.       ADDITIONAL COVENANTS OF BUYER

         Buyer hereby covenants and agrees as follows:

         7.1 REGISTRATION

         (a) Buyer shall use its commercially reasonable efforts to file with the SEC, within fifteen (15) calendar days of the Closing Date, and in no event more than forty-five (45) days of the Closing Date, the Registration Statement (or any successor short form registration involving a similar amount of disclosure) for a public offering of all the unregistered Purchase Shares then outstanding to be made on a continuous basis pursuant to Rule 415 of the Securities Act and will use its commercially reasonable efforts to cause such registration statement to become effective (subject to review of such Registration Statement by the SEC) and remain continuously effective until such time as all of the Purchase Shares, if and when issued pursuant to this Agreement, may be sold pursuant to Rule 144 promulgated under the Securities Act on a single day. The Buyer

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ASSET PURCHASE AGREEMENT                                                 PAGE 28
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may, upon written notice to the selling stockholders listed therein (the
"SUSPENSION NOTICE"), suspend use of the Registration Statement up to four
(4) times, but no more than four (4) times, in a twelve (12) month period, if the Buyer in its reasonable judgment believes it may possess material nonpublic information the disclosure of which at that point in time in its reasonable judgment would have a Material Adverse Effect on the Buyer and its subsidiaries taken as a whole. The Suspension Notice shall (i) be executed by either the Chief Executive Officer or Chief Financial Officer of Buyer and (ii) confirm (x) the suspension of all other Buyer registration statements and (y) the prohibition of sales of Buyer Common Stock by Buyer, its subsidiary and affiliated corporations and their respective directors, officers, employees, controlling persons and agents. Each Suspension Notice shall be limited to no more than thirty (30) days. Buyer may suspend use of the Registration Statement for up to three (3) consecutive thirty (30) day periods (not to exceed ninety
(90) consecutive days) and shall issue a separate Suspension Notice to selling stockholders for each thirty (30) day period. Buyer shall confirm with written notice to the selling stockholders, the termination of the suspension of use of the Registration Statement within forty-eight (48) hours of any such termination but in any event concurrently with such similar notification to selling stockholders under subsections (x) and (y) above.

         (b) Each of the Sellers covenant and agree that they shall provide to Buyer on a timely basis such consents, representations and information and execute such documents as may reasonably be required by Buyer in connection with such Registration Statement.

         (c) Promptly prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement.

         (d) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Sellers from time to time may reasonably request.

         (e) Notify the holder of Purchase Shares covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of any such holder of Purchase Shares, prepare and furnish to such holder of Purchase Shares a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (f) Buyer shall pay all expenses of registration of the Purchase Shares pursuant to Section 7.1(a), except brokerage commissions, legal expenses and such other expenses as may be


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ASSET PURCHASE AGREEMENT                                                 PAGE 29
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required by law to be paid by the Sellers, shall be paid by the party by which such expenses are incurred.

         (g) Buyer shall comply in all material respects with the Securities Act, Exchange Act and all applicable rules and regulations thereunder.

         (h) To the extent permitted by law, the Buyer will indemnify and hold harmless each of the Sellers, their respective officers and directors and each person, if any, who controls the Sellers within the meaning of the Securities Act, against any costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages liabilities or amounts paid in settlement (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in any such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of the Sellers and their respective officers and directors and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, however, that the indemnity agreement contained in this Section 7.1(h) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Buyer (which consent shall not be unreasonably withheld) nor shall the Buyer be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Sellers or any person controlling the Sellers.

         (i) To the extent permitted by law, the Sellers will, severally and jointly, indemnify and hold harmless Buyer, its directors, its officers who have signed such Registration Statement and each person, if any, who controls the Buyer within the meaning of the Securities Act against any losses, claims, damages or liabilities to which the Buyer or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information

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ASSET PURCHASE AGREEMENT                                                 PAGE 30
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furnished by the Sellers expressly for use in connection with such registration; and the Sellers will reimburse any legal or other expenses reasonably incurred by the Buyer or any such director, officer and controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. It is agreed that the indemnity agreement contained in this Section 7.1(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying party (which consent shall not be unreasonably withheld).

         (j) If the indemnification provided for in Sections 7.1(h) and (i) hereof is unavailable to a person entitled to indemnification hereunder, then each person that would have been an indemnifying party hereunder will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified person for which indemnification is provided herein in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such indemnified party, respectively, in connection with the statements or omissions which resulted in the costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement underlying such indemnification obligations. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Buyer and the Sellers agree that it would not be just and equitable if contribution pursuant to this Section 7.1(j) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7.1(j). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (k) Promptly after receipt by a party indemnified under this Section
7.1 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.1, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however that if the defendants in any such action include both the indemnified party and the indemnifying party and, under applicable standards of professional conduct, a conflict on any significant issue between the positions of the indemnified party and the indemnifying party exists, the indemnified party or parties shall have the right to select one separate law firm, at the indemnifying party's or parties' expense, to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The failure to notify any indemnifying party promptly of the commencement of any such action, shall not relieve such indemnifying party of any liability to the indemnified party under this Section 7.1, except to the extent that such indemnifying party is actually prejudiced thereby.


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ASSET PURCHASE AGREEMENT                                                 PAGE 31
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         7.2 EMPLOYMENT OFFERS

         Buyer shall make employment offers to each of the Key Employees substantially in the form of EXHIBIT J.

         7.3 NASDAQ NATIONAL MARKET LISTING

         Buyer agrees to authorize for listing on the Nasdaq National Market the Purchase Shares issuable, and those required to be reserved for issuance, in connection with the transactions contemplated hereby, upon official notice of issuance of such Purchase Shares.

8.       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer under this Agreement and the Ancillary Agreements to consummate the transactions contemplated hereby and thereby shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES

         The representations and warranties of each of the Sellers contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto shall be complete and correct in all material respects as of the date when made.

         8.2 PERFORMANCE OF COVENANTS

         Each of the Sellers shall have taken all necessary corporate or other actions to consummate the transactions contemplated hereby and shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement and the Ancillary Agreements to be performed or complied with by them at or prior to the Closing Date.

         8.3 UPDATE CERTIFICATE

         Buyer shall have received a certificate or certificates, dated the Closing Date, signed by each of the Sellers as to the matters set forth in Sections 8.1 and 8.2.

         8.4 NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY

         No Order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated hereby or that would limit or affect Buyer's ownership or operation of the e-Diagnostics Infrastructure or the Purchased Assets; no suit, action, investigation, inquiry or Proceeding by any Governmental Authority shall be pending or threatened against Buyer or the Seller or any director or officer of either, as such, that challenges the validity or legality, or that restrains or seeks to restrain the consummation, of the transactions contemplated hereby, or that limits or otherwise affects or seeks to limit or otherwise affect Buyer's right to own or operate the business or the Purchased Assets or that compels or seeks to compel Buyer or any of its


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ASSET PURCHASE AGREEMENT                                                 PAGE 32
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subsidiaries to divest, abandon, license, dispose of, hold separate or take similar action with respect to any portion of the business, assets or properties (tangible or intangible) of Buyer or any of its subsidiaries or the e-Diagnostics Infrastructure or Purchased Assets; and no written advice shall have been received by Buyer or the Sellers or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that an action or Proceeding will, if the transactions contemplated hereby are consummated or sought to be consummated, be filed seeking to invalidate or restrain any such transaction or limit or otherwise affect Buyer's ownership or operation of the e-Diagnostics Infrastructure or the Purchased Assets. No Law or Order shall be enacted, entered, enforced or deemed applicable to the transactions contemplated hereby that makes the consummation of any such transaction illegal.

         8.5 APPROVALS AND CONSENTS

         The Sellers have obtained all consents and approvals set forth on
Schedule 4.2(b)(ii), except as set forth on such Schedule.

         8.6 OPINION OF COUNSEL

         The Sellers shall have delivered to Buyer an opinion of Wilson Sonsini Goodrich & Rosati, dated the Closing Date and addressed to Buyer, as to the matters set forth on EXHIBIT K hereto.

         8.7 OEM AGREEMENT

         KT shall have executed and delivered to Buyer the OEM Agreement substantially in the form of EXHIBIT L hereto (the "OEM AGREEMENT").

         8.8 TRANSITIONAL SERVICES AGREEMENT

         KT shall have executed and delivered to Buyer a Transitional Services Agreement substantially in the form of EXHIBIT M hereto (the "TRANSITIONAL SERVICES AGREEMENT").

         8.9 NONSOLICITATION AND PROPRIETARY INFORMATION AGREEMENTS

         Buyer shall have received executed nonsolicitation and proprietary information agreements substantially in the form of EXHIBIT N attached hereto from each of the Key Employees.

         8.10 SECRETARY'S CERTIFICATE

         At the Closing, Buyer shall receive from the Sellers an Assistant Secretary's Certificate certifying (i) the certificate of incorporation of KT,
(ii) the bylaws of KT, (iii) incumbency of the officers of the Sellers executing the Agreement and (iv) resolutions of the Boards of Directors of the Sellers approving the transactions contemplated hereby; in a form satisfactory to Buyer.

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ASSET PURCHASE AGREEMENT                                                 PAGE 33
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9.       CONDITIONS TO OBLIGATIONS OF THE SELLERS

         The obligations of the Sellers, as applicable, under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

         9.1 REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Buyer contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto shall be complete and correct in all material respects as of the date when made.

         9.2 PERFORMANCE OF COVENANTS

         Buyer shall have taken all necessary corporate actions to consummate the transactions contemplated hereby and shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by it at or prior to the Closing Date including, without limitation, the delivery at the Closing of the consideration set forth in Section 3.1 to be delivered by Buyer.

         9.3 UPDATE CERTIFICATE

         The Sellers shall have received a certificate or certificates, dated the Closing Date, signed by Buyer as to the matters set forth in Sections 9.1 and 9.2.

         9.4 NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY

         No Order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated hereby; and no written advice shall have been received by Buyer, Sellers or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that an action or Proceeding will, if the transactions contemplated hereby are consummated or sought to be consummated, be filed seeking to invalidate or restrain any such transaction. No Law or Order shall be enacted, entered, enforced or deemed applicable to the transactions contemplated hereby that makes the consummation of any such transaction illegal.

         9.5 OPINION OF COUNSEL

         Buyer shall deliver to the Sellers an opinion of Brown, Rudnick, Freed & Gesmer, dated the Closing Date and addressed to the Sellers, as to the matters set forth on EXHIBIT O hereto.

         9.6 OEM AGREEMENT

         Buyer shall have executed and delivered to Seller the OEM Agreement.

         9.7 TRANSITION SERVICES AGREEMENT

         Buyer shall have executed and delivered to Seller the Transition Services Agreement.

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ASSET PURCHASE AGREEMENT                                                 PAGE 34
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         9.8 SECRETARY'S CERTIFICATE

         At the Closing, the Sellers shall receive from Buyer a Secretary's Certificate certifying (i) the certificate of incorporation of Buyer, (ii) the bylaws of Buyer, (iii) incumbency of the officers of Buyer and (iv) resolutions of the Board of Directors of the Buyer approving the transactions contemplated hereby; in a form satisfactory to Seller.

10.      SURVIVAL OF REPRESENTATIONS/INDEMNIFICATION

         10.1 SURVIVAL OF REPRESENTATION

         The representations and warranties (other than those in Sections 4.7, 4.9(d) and 4.16(d)) made by the Sellers in or pursuant to this Agreement shall survive for a period of one (1) year from the Closing Date. The representations and warranties made by Sellers pursuant to Section 4.7 shall survive the Closing Date for so long as any claim may be made in respect to such matters under any applicable statute of limitations, as it may be extended by operation of law. The representations and warranties made by Sellers pursuant to Sections 4.9(d) and 4.16(d) shall survive the Closing Date for a period of two (2) years from the Closing Date. The representations and warranties (other than those in Section 5.4) made by Buyer in or pursuant to this Agreement shall survive for a period of one (1) year from the Closing Date. The representations and warranties made by Buyer pursuant to Section 5.4 shall survive the Closing Date for a period of two (2) years from the Closing Date.

         10.2 INDEMNIFICATION BY SELLERS

         (a) Subject to the terms and conditions set forth herein KT agrees to defend, indemnify and hold harmless Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them as a result of the following:

             (i) resulting from or arising out of any breach of any of the representations or warranties (other than those in Sections 4.1, 4.2, 4.7, 4.9(d) and 4.16(d)) made by the Sellers in or pursuant to this Agreement;

             (ii) resulting from or arising out of any breach of any of the representations or warranties made by the Sellers pursuant to Section 4.7;

             (iii) resulting from or arising out of any breach of any of the representations or warranties made by the Sellers pursuant to Section 4.1, 4.2 and 4.9(d);

             (iv) resulting from or arising out of any breach of any of the representations or warranties made by the Sellers pursuant to Section 4.16(d);

             (v) resulting from or arising out of any breach of any covenant or agreement made by Sellers or any of them in or pursuant to this Agreement except for any breach of any covenant or agreement contained in Sections 7.1(i) and 7.1(j); or

             (vi) in respect of any Retained Liability.

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ASSET PURCHASE AGREEMENT                                                 PAGE 35
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        (b) KT's obligations to indemnify Buyer's Indemnified Persons pursuant to paragraph (a) above are subject to the following limitations:

           (i) KT shall have no liability under paragraph (a) unless one or more of the Buyer's Indemnified Persons gives written notice to KT asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before (x) a period of one (1) year from the Closing Date for claims under clause (i) paragraph (a) above; (y) for so long as any claim may be made in respect of such matters under any applicable statute of limitations, as it may be extended by operation of law, for claims under clauses (ii) and (v) of paragraph (a) above; (z) a period of two (2) years from the Closing Date for claims under clause (iii) of paragraph (a) above; and (aa) a period of (3) years from the Closing Date for claims under clause (iv) of paragraph (a) above; and
(bb) without limitation as to time for claims under clause (vi) of paragraph (a) above.

           (ii) Indemnification for claims under clauses (i), (ii), (iii), (iv) and (v) of paragraph (a) shall be payable by KT only if the aggregate amount of all Losses hereunder by Buyer's Indemnified Persons shall exceed $100,000 (the "BUYER THRESHOLD"), at which point KT shall be responsible for all Losses, without regard to the Buyer Threshold.

           (iii) Sellers' entire liability for claims under clause (i) of paragraph (a) shall not exceed an aggregate of $3,250,000. For claims under clause (iv) of paragraph (a), KT and Buyer shall each pay one-half of all Losses thereunder, provided, however, that Sellers' entire liability for claims under clause (iv) of paragraph (a) shall not exceed (x) an aggregate of $8,000,000 for claims made during the period beginning on the Closing Date and ending on that date which is twelve (12) months from the Closing Date (the "First Anniversary Date"), (y) an aggregate of $4,000,000 for claims made during the period beginning on the day following the First Anniversary Period and ending on that date which is twelve (12) months from the First Anniversary Period (the "Second Anniversary Period") and (z) an aggregate of $2,000,000 for claims made during the period beginning on the day following the Second Anniversary Period and ending on that date which is twelve (12) months from the Second Anniversary Period. Sellers' entire liability for claims under clauses (ii), (iii) and (v) of paragraph (a), shall not exceed the sum of $32,500,000 plus any future Earn-Out Payments plus any future Royalty Payments, which Buyer shall have a right to offset against claims. Sellers liability for claims under clause (vi) of paragraph (a) shall be unlimited.

           (iv) The gross amount with respect to a claim for indemnification for which the Sellers may be liable to a Buyer's Indemnified Person pursuant to this
Article 10 shall be reduced by any insurance proceeds actually recovered by or on behalf of the Indemnified Person on account of the indemnifiable Loss.

         (c) For the purposes of this Section 10.2, any qualification of representations and warranties by reference to materiality of matters stated therein shall be disregarded in determining any Losses resulting from any breach thereof but not for purposes of determining whether a breach has occurred.


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ASSET PURCHASE AGREEMENT                                                 PAGE 36
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         (d) Except for claims for indemnification provided for in Sections
7.1(i) and 7.1(j) and as provided in Section 11.3, the indemnification provided for in this Article 10 shall be the exclusive remedy for breaches of representations, warranties and covenants contained in this Agreement provided that no party hereto shall be deemed to have waived any right of recourse (whether a claim under this Article 10 or otherwise) arising from fraud or intentional misconduct of any other party hereto. Any claims, disputes or complaints arising from or in connection with the OEM Agreements shall be brought by the parties thereto under and in accordance therewith.

         10.3 INDEMNIFICATION BY BUYER.

         (a) Subject to the terms and conditions set forth herein Buyer agrees to defend, indemnify and hold harmless Sellers' Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them as a result of the following:

             (i) resulting from or arising out of any breach of any of the representations or warranties (other than those in Sections 5.1, 5.2 and 5.4) made by Buyer in or pursuant to this Agreement;

             (ii) resulting from or arising out of any breach of any of the representations or warranties made by Buyer pursuant to Sections 5.1 and 5.2;

             (iii) resulting from or arising out of any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement except for any breach of any covenant or agreement contained in Sections 7.1(h), 7.1(j), EXHIBIT A and EXHIBIT B;

             (iv) in respect of any Assumed Liability;

             (v) in respect of any Transfer Tax;

             (vi) resulting from or arising out of any breach of any covenant or agreement made by Buyer in EXHIBIT A or EXHIBIT B attached hereto; or

             (vii) resulting from or arising out of any breach of any of the representations or warranties made by Buyer pursuant to Section 5.4.

         (b) Buyer's obligations to indemnify Sellers' Indemnified Persons pursuant to paragraph (a) above are subject to the following limitations:

             (i) Buyer shall have no liability under paragraph (a) unless one or more of the Sellers' Indemnified Persons gives written notice to Buyer asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before (x) a period of one (1) year from the Closing Date for claims under clauses (i) and (ii) of paragraph (a) above; (y) without limitation as to time for claims under clauses (iii), (iv), (v) and (vi) of paragraph (a) above; and (z) for a period of two (2) years from the Closing Date for claims under clause (vii) of paragraph (a) above.

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ASSET PURCHASE AGREEMENT                                                 PAGE 37
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            (ii) Indemnification for claims under clauses (i), (ii) and (iii) of paragraph (a) shall be payable by Buyer only if the aggregate amount of all Losses hereunder by Sellers' Indemnified Persons shall exceed $100,000 (the "SELLER THRESHOLD"), at which point Buyer shall be responsible for all Losses, without regard to the Seller Threshold.

            (iii) Buyer's entire liability for claims under clause (i) of paragraph (a) shall not exceed an aggregate of $3,250,000. Buyer's entire liability for claims under clauses (ii), (iii), (v) and (vii) of paragraph (a), shall not exceed the sum of $32,500,000.

            (iv) Buyer's liability for claims under clauses (iv) and (vi) of paragraph (a) shall be unlimited.

            (v) The gross amount with respect to a claim for indemnification for which the Buyer may be liable to a Sellers' Indemnified Person pursuant to this
Article 10 shall be reduced by any insurance proceeds actually recovered by or on behalf of the Indemnified Person on account of the indemnifiable Loss.

         (c) For the purposes of this Section 10.3, any qualification of representations and warranties by reference to materiality of matters stated therein shall be disregarded in determining any Losses resulting from any breach thereof but not for purposes of determining whether a breach has occurred.

         (d) Except for claims for indemnification provided for in Sections 7.1(h) and 7.1(j) and as provided in Section 11.3, the indemnification provided for in this Article 10 shall be the exclusive remedy for breaches of representations, warranties and covenants contained in this Agreement provided that no party hereto shall be deemed to have waived any right of recourse (whether a claim under this Article 10 or otherwise) arising from fraud or intentional misconduct of any other party hereto. Any claims, disputes or complaints arising from or in connection with the OEM Agreements shall be brought by the parties thereto under and in accordance therewith.

         10.4 DEFENSE OF THIRD PARTY ACTIONS

         The obligations of any Indemnifying Person to indemnify any Indemnified Person under this Article 10 with respect to any Losses resulting from the assertion of liability by third parties (a "CLAIM"), will be subject to the following terms and conditions:

         (a) Any Indemnified Person against whom any Claim is asserted will give to the Indemnifying Person written notice of any such Claim promptly after learning of such Claim, and the Indemnifying Person may at its option undertake the defense thereof by representatives of its own choosing. Failure to give prompt notice of a Claim hereunder shall not affect the Indemnifying Person's obligations under this Section 10.4, except to the extent that the Indemnifying Person is materially prejudiced by such failure to give prompt notice (whether as a result of failure of substantive defenses or otherwise). If the Indemnifying Person, within thirty (30) days after notice of any such Claim, fails to assume the defense of such Claim, the Indemnified Person against whom such Claim has been made will (upon further notice to the Indemnifying Person) have the right to undertake the defense, compromise or settlement of such

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ASSET PURCHASE AGREEMENT                                                 PAGE 38
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

claim on behalf of and for the account and risk, and at the expense, of the Indemnifying Person subject to the right of the Indemnifying Person to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof. Notwithstanding the foregoing, if the Indemnifying Person undertakes defense of such claim.

         10.5 PAYMENT OF INDEMNIFICATION

         Claims for indemnification under this Article 10 shall be paid or otherwise satisfied by Indemnifying Persons within thirty (30) days after notice thereof is given by the Indemnified Person. Any amount which may become due and payable to any of the Buyer's Indemnified Persons under Section 10.1(a) may be paid or otherwise satisfied at Buyer's option by setoff against Earnout Payments and Royalty Payments. Notwithstanding the foregoing, any claims may be satisfied by whatever remedy is available at law or equity.

11. GENERAL PROVISIONS

         11.1 EXPENSES

         Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of the Sellers relating in any way to the purchase and sale of the Purchased Assets hereunder shall be included in any account of the e-Diagnostics Infrastructure as of the Closing or shall be charged to or paid by Buyer.

         11.2 NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, person's attention or fax number as a party may designate by notice to the other parties given in accordance with this Section 11.2):

         (a) If to Buyer:

                           Brooks Automation, Inc.
                           15 Elizabeth Drive
                           Chelmsford, MA  01824
                           Telecopier No.:  (978) 262-2500
                           Telephone No.:  (978) 262-2600
                           Attention:  Ellen B. Richstone

                  With a copy to:

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ASSET PURCHASE AGREEMENT                                                 PAGE 39
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

                           Brown, Rudnick, Freed & Gesmer
                           One Financial Center
                           Boston, MA  02111
                           Telecopier No.:  (617) 856-8201
                           Telephone No.:  (617) 856-8200
                           Attention:  Samuel P. Williams, Esquire

         (b) If to the Sellers:

                           KLA-Tencor Corporation
                           160 Rio Robles
                           San Jose, CA  95134
                           Attention:  General Counsel
                           Telecopier No.:  (408) 875-2002
                           Telephone No.:  (408) 875-2423

                  With a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, CA 94304-1050
                           Telecopier No.:  (650) 496-4367
                           Telephone No.:  (650) 493-9300
                           Attention:       Larry W. Sonsini
                                            Mark L. Reinstra
                                            Selwyn Goldberg

11.3     ADDITIONAL REMEDIES

         The parties hereto agree that if the provisions contained in Sections 6.3, 6.4, 6.5 and 6.6 hereof were breached, irreparable damage may occur and damages may be difficult to determine, and that the parties may be entitled to specific performance of the terms thereof and injunctive relief, in addition to any other remedy at law or equity.

         11.4 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE

         No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

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ASSET PURCHASE AGREEMENT                                                 PAGE 40
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         11.5 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

         No party may assign any of its rights under this Agreement without the prior written consent of the other parties except that Buyer may assign any of its rights, but not its obligations, under this Agreement to any direct wholly-owned Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

         11.6 SEVERABILITY

         If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such party or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any item or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, to reduce the scope, duration or area of the term or provision, to delete specific words or phrases and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         11.7 GOVERNING LAW

(a) This Agreement will be governed by the internal laws of the State of New York without regard to principles of conflict of laws. (b) Any Proceeding initiated by any Party, under or in connection with this Agreement may be asserted, brought, prosecuted and maintained only in Federal or state court in the State of New York, as the Party bringing such Proceeding shall elect, and the Parties hereby waive any and all rights to object to the laying of venue in any such court and to any right to claim that any such court may be an inconvenient forum. Each of the Parties hereby submit themselves to the jurisdiction of each such court and agree that service of process on them in any such Proceeding may be effected by the means by which notices are to be given under this Agreement.

         11.8 COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

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ASSET PURCHASE AGREEMENT                                                 PAGE 41
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

         11.9 ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements (other than the Mutual Nondisclosure Agreement), whether written or oral, between or among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by each party hereto.

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ASSET PURCHASE AGREEMENT                                                 PAGE 42
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


         IN WITNESS WHEREOF, a duly authorized representative of the parties has executed and delivered this Agreement as of the date first written above.


BUYER:                                       SELLERS:

BROOKS AUTOMATION, INC.                      KLA-TENCOR CORPORATION


By:                                          By:
   ---------------------------------            --------------------------------

Name:                                        Name:
     -------------------------------              ------------------------------

Title:                                       Title:
      ------------------------------               -----------------------------


                                             KLA-TENCOR TECHNOLOGIES
                                             CORPORATION


                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------


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ASSET PURCHASE AGREEMENT                                                 PAGE 43
EXECUTION COPY